Exhibit 10.2

                 SYMBOL TECHNOLOGIES, INC.

                 EXECUTIVE RETIREMENT PLAN

             (As amended as of October 21, 2002)


          This Plan is a deferred compensation arrangement for a select group of management or highly compensated employees, the purpose of which is to attract and retain executive employees by providing those who have proven their value and become eligible for benefits hereunder with the assurance of income following retirement.

                          ARTICLE I

                         DEFINITIONS


          As used herein, the following terms shall have the following meanings:

          AFFILIATE: Any corporation eligible to join with the Corporation in filing a consolidated federal income tax return.

          BENEFICIARY: The person or legal entity designated to receive benefits hereunder after a Participant's death in accordance with, or as provided in, Article IV.

          BENEFIT CEILING AMOUNT: The amount determined under Section 3.2 hereof which is the maximum
          Retirement Income Benefit payable to a
          participant hereunder.

          BOARD:  The Board of  Directors of the
          Corporation.

          CODE:  Internal Revenue Code of 1986, as amended.

          COMMITTEE:  The Compensation/Stock Option
          Committee of the Board.

          COMPENSATION: The sum of the salary paid by the Corporation to a Participant during a Plan Year, plus any cash bonuses of such Participant accrued under the Corporation's Executive Bonus Plan with respect to such year. Compensation shall not include income, if any, derived from stock options, expense reimbursements, and similar employee perquisites.

          CORPORATION:  Symbol Technologies, Inc., a
          Delaware corporation, its predecessor and any successor thereto, and any Affiliate thereof.

          DISABILITY: The inability of the Participant as the result of a determinable physical or mental impairment to perform in the usual manner enough of the regular, substantial and material duties of his position with the Corporation to be able to successfully continue to serve in such capacity. Disability will be presumed if the Participant is determined to be eligible for benefits for total disability by the Social Security Administration. In all other cases, disability shall be determined by the Committee.

          EARLY RETIREMENT: Termination of a Participant's full-time employment with the Corporation prior to his Normal Retirement Date.

          EFFECTIVE DATE: The effective date of the Plan specified in Article II.

          ELIGIBLE EMPLOYEE: A member of senior management or a highly compensated employee of the Corporation.

          ERISA:  Employee Retirement Income Security Act of
          1974, as amended.

          FINAL AVERAGE ANNUAL COMPENSATION:  A
          Participant's average Compensation for the three highest years (or lesser number of full years of employment) in the five year period ending on the date he ceases to be a full-time employee of the Corporation, or as applicable, the date of the Plan Termination.

	          NORMAL RETIREMENT DATE:  With respect to each
          Participant, the date upon which he (i) attains age sixty-five, or (ii) has both attained age sixty and completed fifteen years of participation in the Plan.

          PARTICIPANT: An Eligible Employee who is selected by the Committee to participate in the Plan.

          PLAN: This Executive Retirement Plan, as it may be amended from time to time.

          PLAN TERMINATION: The termination of the Plan, suspension of the accrual of benefits under the Plan, substantial reduction in the benefits which would otherwise accrue to Participants, or other modification which materially and substantially changes the nature of the Plan to the detriment of a Participant without the express written consent of the Participant.

          PLAN YEAR: The year coinciding with the fiscal year of the Corporation.

          RETIREMENT: Termination of a Participant's full-time employment with the Corporation on or after his Normal Retirement Date.

          RETIREMENT INCOME BENEFIT: The benefit to which a Participant becomes entitled in accordance with
          Article III.

                         ARTICLE II

                        EFFECTIVE DATE

          This Plan shall become effective January 1, 1989.

                         ARTICLE III

                    RETIREMENT INCOME BENEFIT

3.1  ENTITLEMENT OF PARTICIPANTS TO BENEFITS

     The amount of the Retirement Income Benefit to which a Participant becomes entitled hereunder and the terms of payment thereof shall be determined in accordance with the provisions of this Article.

3.2  BENEFIT CEILING AMOUNT

     With respect to each Participant, the Benefit Ceiling
Amount is the Participant's Final Average Annual
Compensation multiplied by five. Such amount is the maximum benefit to which a Participant may become entitled under the Plan.

3.3  RETIREMENT INCOME BENEFIT

     (a) Upon completing five successive years of participation in the Plan, a Participant shall become entitled to a Retirement Income Benefit equal to 50% of his Benefit Ceiling Amount. For each additional successive year of participation in the Plan, up to and including ten years of participation, the Participant shall become entitled to an additional 10% of his Benefit
          Ceiling Amount as a Retirement Income Benefit.
          Accordingly, after ten successive years of participation in the Plan, the Participant shall be entitled to a Retirement Income Benefit equal to his Benefit Ceiling Amount.

     (b) For purposes hereof, (i) each Participant in the first Plan Year shall be immediately credited with a number of years of participation equal to such Participant's number of complete years of service to the Corporation in a management capacity prior to the Effective Date, and (ii) the Committee may, in its discretion, at the time of its selection of an Eligible Employee to participate in the Plan beginning in any subsequent Plan Year, credit such new Participant with any number of years of participation up to the number of complete years of his service to the Corporation in a management capacity prior to his participation in the Plan.

     (c)  The Retirement Income Benefit to which a
          Participant would otherwise be entitled hereunder shall be reduced by the value of retirement income benefits of the Participant which are attributable to contributions by the Corporation to any pension plan hereafter adopted by the Corporation, which is qualified under Section 401 of the Code. Benefits under the Code Section
          401(k) Plan maintained by the Corporation on the Effective Date shall not be taken into account for this purpose.

3.4  PAYMENT OF RETIREMENT INCOME BENEFITS

     (a) The Retirement Income Benefit to which a Participant becomes entitled shall be payable in 120 equal and successive monthly installments commencing the first day of the month following the date of the Participant's Retirement. This shall be the normal mode of payment and define the entitlement of Participants hereunder; provided however, for Participants who have more than ten successive years of participation in the Plan, the Retirement Income Benefit shall be paid for an additional 12 months (after completion of the first 120 installments) for each additional full year of partipation in the Plan in excess of 10 years up to a maximum of 60 additional monthly installments.

     (b) A Participant may elect to receive the Retirement Income Benefit to which he becomes entitled hereunder upon Retirement in a lump sum payment 60 days after the effective date of his Retirement, provided that the amount of such lump sum payment shall equal the then present value of the Retirement Income Benefit payable in accordance with Section 3.4(a). Such election shall be exercised in writing within 30 days after the Participant is notified by the Committee that he has been selected to participate in the Plan (or within 30 days after the adoption of the amendment to the Plan authorizing this election, if later). Any such election shall not be effective in the event of Early Retirement.

     (c) In the event of a Participant's Disability while he is an employee of the Corporation and prior to his Retirement, the Participant shall be entitled to receive, 60 days after the determination of his Disability and in a lump sum, the then present value of the Retirement Income Benefit to which he has become entitled hereunder. For purposes hereof, in the case of a Participant whose Disability occurs while he is an employee of the Corporation and prior to his Retirement, the Participant's full-time employment with the Corporation shall be deemed to have terminated on the date of determination of his Disability.

     (d) In the event of a Participant's death, whether prior to Retirement or prior to receipt of all payments to which he may be entitled under Section 3.4(a), (b) or (c), the Participant's Beneficiary shall be entitled to receive, 60 days after such death and in a lump sum, the then present value of the payments to which the Participant would have become entitled had he survived. For purposes hereof, in the case of a Participant whose death occurs prior to his Retirement, the Participant's full-time employment with the Corporation shall be deemed to have terminated on the date of his death.

     (e) In the event of a Plan Termination, each Participant shall be entitled to receive, within 60 days after the date thereof and in a lump sum, the then present value of the Retirement Income
          Benefit to which such participant has become entitled under the Plan.

     (f) Present value computations required hereunder (and under Section 3.3(c) and 3.5) shall be made using a discount rate equal to the federal long term rate described in Code Section 1274(d)(1)(A) which is then in effect.

3.5  SOURCE OF PAYMENT

     All benefits hereunder shall be an obligation of the Corporation, payable in cash from the general funds of the Corporation, and no special or separate fund shall be established or other segregation of assets made with respect to which the Plan, or any Participant or Beneficiary, shall have any rights greater than any unsecured general creditor of the Corporation.

3.6  FORFEITURE OF BENEFITS

     The right of a Participant or his Beneficiary to receive the Retirement Income Benefit provided hereunder shall be forfeited if the Participant is discharged from employment with the Corporation for acts which would constitute a felony under the laws of the United States or any state thereof.

                          ARTICLE IV

                DESIGNATION OF BENEFICIARIES

4.1  DESIGNATION

     Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable upon his death. Such designation shall be in the form specified by the Committee. A Participant may from time to time revoke or change his Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling;
provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

4.2  FAILURE OF DESIGNATION

     If no such Beneficiary designation is in effect at the time of a Participant's death, or if no designated
Beneficiary survives the Participant, or if such designation conflicts with any applicable law, the Participant's estate shall be the Beneficiary entitled to receive any amounts payable hereunder. The Committee may direct the Corporation to retain such amounts, without liability for any interest thereon, until the rights thereto are determined, or it may direct the Corporation to pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Corporation therefore.

                          ARTICLE V

                    ADMINISTRATION OF PLAN

5.1  COMMITTEE IS ADMINISTRATOR

     The Plan shall be administered by the Committee which shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, including all issues with respect to entitlement to and the amount of Retirement Income Benefits provided hereunder. The Committee's interpretation and construction hereof, and actions hereunder, shall be binding and conclusive on all persons for all purposes.

5.2  SELECTION OF PARTICIPANTS

     The Committee shall from time to time select Eligible
Employees to become Participants in the Plan based upon such factors as the Committee deems relevant. Notice shall be given to each Eligible Employee who is selected and such employee shall become and remain a Participant in accordance with the terms hereof until the earlier of (i) the termination of his full-time employment with the Corporation, or (ii) the termination of the Plan.

5.3  ERISA COMPLIANCE

     The Committee shall take such actions as may be necessary or appropriate to comply with the applicable provisions of ERISA. Such actions shall include, without limitation, filing with the Department of Labor a statement with respect to the Plan containing information specified in Labor Regs. Section 2520.104-23, providing to Participants information with respect to the Plan and Participants rights hereunder in accordance with ERISA Section 104 (b), and establishing a claims procedure in accordance with ERISA
Section 503 to assure a fair resolution of any dispute regarding benefits payable hereunder.

5.4  RULES, ETC.

     The Committee may from time to time adopt such rules, regulations, procedures and forms as it deems necessary or appropriate for the administration of the Plan.

                          ARTICLE VI

                          AMENDMENT

     The Board may amend or terminate the Plan, but no such action shall retroactively impair or otherwise adversely affect the rights of any person to benefits under the Plan which have accrued prior to the date (or as the result) of such action.

                         ARTICLE VII

                     GENERAL PROVISIONS

7.1  ASSIGNMENT PROHIBITED

     The right of any Participant or other person to the payment of benefits under the Plan may not be assigned, transferred, pledged, or encumbered, either voluntarily or by operation of law, except as provided in Article IV with respect to designations of Beneficiaries hereunder, or as may otherwise be required by law.

7.2  INCOMPETENCE OF BENEFICIARY

     If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, then any amount due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to his spouse, a child, a parent, or a brother or sister, or any other person deemed by the Committee to have incurred expenses for such person otherwise entitled to payment, in such manner and proportions as the Committee may, in its discretion, determine. Any such payment shall be a complete discharge of the liability of the Corporation therefor under the Plan.

7.3  BENEFITS NOT SALARY

     Any amount payable under the Plan shall not be deemed salary or other compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Corporation for the benefit of its employees.

7.4  PLAN NOT EMPLOYMENT AGREEMENT

     Neither the Plan nor any action taken hereunder shall be construed as giving to any Participant the right to be retained in the employ of the Corporation or as affecting the right of the Corporation to dismiss any Participant.

7.5  GENDER

     As used herein, all pronouns, nouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the circumstances require.

7.6  CAPTIONS FOR CONVENIENCE

     The captions preceding the Articles and Sections hereof have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

7.7  APPLICABLE LAW

     The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of New York.



     IN WITNESS WHEREOF, the Vice Chairman and Chief
Executive Officer of the Corporation has hereunto affixed his signature signifying the adoption of this Plan by the Board of Directors of the Corporation


                          /s/ Richard Bravman
                          Vice Chairman and
                          Chief Executive Officer



455: